                                                                       Exhibit 3

C-0             Incorporated under the laws of the State of Delaware



                              THE BANC CORPORATION



                                                                 See Reverse for
                                                             Certain Definitions


                          PAR VALUE $.001 COMMON STOCK



                THIS IS TO CERTIFY THAT SPECIMEN IS THE OWNER OF


-------------------------------------------------------------------------------
    Fully Paid and Non-Assessable Shares of Par Value $.001 Common Stock of
                              The Banc Corporation


transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED



                                     [SEAL]